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                                                                   EXHIBIT 10.12

                               ALLIANCE AGREEMENT


This Alliance Agreement (the "Agreement"), effective as of the 1st day of June, 2000 (the "Effective Date"), is entered into by and between Solutions America, Inc. ("Solutions"), a Delaware Corporation, with its principal place of business at 600 Corporate Pointe, 12th Floor, Culver City, California 90230 and Nexxus Holdings Ltd. ("Nexxus"), a Bahamian Company with its principal place of business at Centreville House, 3rd Floor, Collins Avenue, P.O. Box CB 12724, Nassau, The Bahamas.

WHEREAS, Solutions provides consulting, software development and total e-commerce payment solutions including transaction processing services, web site design, data base development, marketing and financial services to banks, corporations and merchants conducting E-commerce transactions over the Internet;

WHEREAS, Nexxus provides a full range of financial services, including private label credit and debit cards, to its clients including those engaged in E-commerce and as a part of such services desires to provide technical consulting services, transaction processing services and payment solutions (including the establishment of merchant accounts) to its clients.

NOW THEREFORE, in consideration of the mutual covenants and premises set forth below, the Parties agree as follows:

1.    Definitions

      1.1 "Affiliate" shall mean with respect to any person (which for purposes of this definition shall include individual and all legal entities), any other person directly or indirectly controlling, controlled by, or under common control with such person. For purposes of this definition, "control" shall mean the power to direct or cause the direction of the management and policies of such person whether through the ownership of voting interests, by contract or otherwise.

      1.2 "Company Information" means collectively the Confidential Information and Trade Secrets. Company Information also includes information which has been disclosed to the disclosing Party by a third party, and that the disclosing Party is obligated to treat as confidential or secret.

      1.3 "Confidential Information" means any and all information related to the services and/or business of a Party that does not constitute a Trade Secret and that is treated as confidential or secret by the Party (that is, it is the subject of efforts by the disclosing Party that are reasonable under the circumstances to maintain its secrecy) including, but not limited to, the terms and conditions of this Agreement. Confidential Information shall not include information
            (a) already lawfully known to or independently developed by the receiving Party,

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            (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party without any obligation of confidentiality.

      1.4 "Joint Merchant" shall mean any entity with whom a contract for services is entered into by either Party following an introduction, referral or contracting relationship by the other Party.

      1.5   "Party" shall mean Solutions or Nexxus.

2.    Referral and Marketing Services

      2.1 Subject to the terms of this Agreement, each Party hereby grants to the other a nonexclusive right to market and refer the services provided by the respective Party and such other services as the Parties may subsequently agree upon (collectively, the "Services") via any means that may be determined by each Party. Provided, however, that in the event either Party desires to use the name or logo of the other in any printed material for advertising or promotion purposes, such material will be submitted to the other for prior approval.

      2.2 Each Party shall be solely responsible for all the costs and expenses incurred for their marketing activities.

      2.3 Solutions and Nexxus shall work together in good faith to develop a joint marketing plan as well as in the implementation and performance of each service provided under this Agreement.

3.    Revenue Sharing

      3.1 Solutions and Nexxus will work together to establish the pricing for such services as may be provided to each prospective Joint Merchant.

      3.2 Each Party shall establish a service fee (the "Service Fee") which will be based on and relative to direct fees and charges paid by that Party to third parties, including but not limited to, banks, card associations, card processors, independent service providers, agents and independent sales organizations (the "Bank/ISO Costs"). Each Party's Service Fee shall be the base rate to be offered to prospective Joint Merchants for services rendered by that Party. The difference between each Party's Service Fee and Bank/ISO Costs (the "Net Profit") shall be shared between the Parties, with the Party referring the client to the other Party (the "Referring Party") receiving twenty five (25%) percent of the Net Profit.

      3.3 The Service Fee, Bank/ISO Costs and Net Profit for Solutions shall be computed in accordance with Schedule A. The Service Fee, Bank/ISO Costs and Net Profit for Nexxus shall be computed in accordance with Schedule B.

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      3.4   Service Fees may be adjusted from time to time based on Bank/ISO
            Costs incurred and also on the unique circumstances and attributes of each Joint Merchant.

      3.5 Each Party will report monthly to the other all such transaction which may be subject to this Agreement, including full disclosure of Bank/ISO Costs incurred.

4.    Intellectual Property Rights

      4.1 Solutions owns or otherwise controls all rights, title and interest in and to the services it provides, and all patents, trademarks, copyrights, trade secrets, promotional materials and endorsements that may be developed, used or licensed to Nexxus in connection with Solutions' services, that may be subject to the referral and marketing rights granted to Nexxus hereunder;

      4.2 Neither the granting of the rights and privileges granted hereunder or the exercise thereof by Nexxus in accordance with the terms of this Agreement will infringe or otherwise violate the proprietary rights of any person or entity under any patent, trademark, copyright, trade secret or otherwise.

5.    Provider of Choice

      5.1 Nexxus agrees to make Solutions its provider of choice for all E-commerce transaction processing and related services that may be required for its new clients that meet or exceed the business requirements that may be imposed from time to time by Solutions for their acceptance of such clients. Nexxus agrees to use its best efforts to introduce each such client to Solutions for Solutions' review and competitive pricing.

      5.2 Solutions agrees to make Nexxus its provider of choice for all credit card or debit card services that may be required for its clients and banking relationships that meet or exceed the business requirements that may be imposed from time to time by Nexxus for their acceptance of such clients or banking relationships. Solutions agrees to use its best efforts to introduce each such client or bank to Nexxus for Nexxus' review and competitive pricing.

      5.3 The failure of either Party to comply with this Section shall not create a default in the Agreement or a breach of contract. It being only the intent of the Parties to acknowledge the services of the other to their respective clients when appropriate in presenting their respective business opportunities.

6.    Terms and Termination

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      6.1   This Agreement is effective from the date hereof and shall continue for a term of three (3) years (the "Initial Term") unless sooner terminated as provided in this Agreement. Thereafter, this Agreement shall be automatically renewed for consecutive two (2) year periods (a "Renewal Term") unless either Party gives the other written notice of non-renewal at least sixty (60) days prior to the expiration date of the then-current term.

      6.2 Either Party may terminate this Agreement upon sixty (60) days written notice thereof to the other Party upon breach by the other Party of any of its representations, warranties, covenants or agreements contained in this Agreement.

      6.3 Notwithstanding the above, if the offending breach or breaches upon which such notice of termination is based shall have been addressed to the reasonable satisfaction of the offended Party within thirty
            (30) days upon written acknowledgement of such satisfaction, then the notice of termination shall be rescinded, and this Agreement shall be deemed to continue in full force and effect.

      6.4 Immediately upon termination by either Party, whether by expiration or otherwise, either Parties' obligation to provide services hereunder shall immediately cease, and any unpaid amounts due and owing by each Party shall become immediately due and payable. The foregoing notwithstanding, either Party will continue to provide services to existing Joint Merchants for a reasonable period necessary to transfer the accounts to another provider of the other Party's choice. However, in the event that a Joint Merchant decides to retain the services of one of the Parties, even after termination of this Agreement, the Parties shall continue to share revenues generated by the Joint Merchant as if this Agreement had not been terminated.

      6.5 Payment for any services rendered or any other obligation of liability owing at the time of termination or which becomes owing under this Agreement whether or not such obligations arise prior to or after the termination date shall not be affected by termination of this Agreement.

      6.6 Each Party shall provide all reasonable assistance to transfer the other's Joint Merchant Accounts to another provider, provided, however, that all costs of transfer shall be at the sole expense of the Party retaining the Joint Merchant.

7.    Confidentiality

      Each Party acknowledges that its Company Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it shall use the other's Company Information solely for purposes of the Agreement and to take reasonable steps, which shall include, at minimum, the steps it takes to protect its



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      own Company Information, to prevent the duplication or disclosure of the other's Company Information, other than by or to its employees or agents who must have access to the Company Information to perform such Party's obligations hereunder, who shall each agree to be bound by similar confidentiality obligations. Each Party agrees that if it is required by law, regulation, or order of any governmental body or regulatory authority to disclose to the other Party, make a reasonable effort to obtain a protective order requiring that the Company Information so disclosed be used only for the purposes for which disclosure is required and allow the disclosing Party to participate in the proceeding. Each Party shall protect the other Party's Company Information in accordance with this
      Section 7 during the Initial or Renewal Terms and for two (2) years after the termination of this Agreement.

8.    Limitation of Liability

      In no event shall either Party be liable to the other Party for any loss of profits, loss of business, loss of use or data, interruption of business, or for indirect, special , incidental, exemplary, multiple, punitive, or consequential, damages of any kind, whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds, even if such Party has been advised of the possibility of such damages. Neither Party shall make representations or warranties to any end user or third Party by the other Party. These limitations shall survive and apply notwithstanding the validity of the limited remedies provided for in the Agreement. The limitations set forth in this Section 8 shall not apply to the parties' indemnification obligations set forth in Section 10 below or to the parties injunctive relief set forth in Section 11 below.

9.    Disclaimer

      Except as expressly set forth in this Agreement, neither Party makes, and each Party hereby specifically disclaims, any representations or warranties, express or implied, regarding Solutions' services or Nexxus' services or otherwise relating to the Agreement, including any implied warranty of Merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance.

10.   Indemnity

      10.1 Each Party agrees to indemnify, defend and hold harmless the other Party and its officers, directors, employees, agents, successors and assigns from and against any and all losses, liabilities, damages, penalties and claims and all related costs and expenses (including reasonable attorney's fees) related to claims made by third parties against the indemnified Party alleging that the indemnifying Party's intellectual property infringe the patents, copyrights, trademarks, or service marks or other intellectual property rights of such third parties.



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      10.2  Each Party agrees to promptly notify the indemnifying Party in writing of any indemnifiable claim. The indemnified Party shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such claim and any appeal arising therefrom, through its attorneys or otherwise, at it own cost and expense. No settlement of a claim shall be entered into without the consent of the indemnified Party, which consent will not be unreasonably withheld, unless the settlement includes an unconditional general release of the indemnified Party.

11.   Injunctive Relief

      The Parties hereby agree and acknowledge that violation by one Party of the provisions of Section 3 and 4 may cause irreparable harm to the other Party not adequately compensable by monetary damages. In addition to other relief, it is agreed that temporary and permanent injunctive relief shall be available to the parties to prevent any actual or threatened violation of such provisions as provided by law.

12.   Independent Contractor

      No Party nor any of its officers, employees, agents or representatives is an employee or agent of any other Party for any purpose whatsoever. Rather, each Party is and shall at all times remain an independent contractor.

13.   Force Majeure

      Neither Party shall be liable under this Agreement for non-performance caused by events or conditions beyond the Party's control, if the Party makes reasonable efforts to perform.

14.   Notice

      All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in persons, by same-day courier or by telegraph, telex or facsimile transmission, (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the Party for whom intended to the addresses listed on the first page of this Agreement. Notices shall be sent as follows:

      If to Solutions America, Inc.:

                      Floyd W. Kephart, Chairman


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                      Solutions America, Inc.
                      600 Corporate Pointe, 12th Floor
                      Culver City, CA 90230

        With a copy to:
                      Michael Bales
                      Greenberg, Glusker Fields Claman & Machtinger LLP 1900 Ave. of the Stars, Suite 2100
                      Los Angeles, CA 90067


        If to Nexxus:
                      Andrew G. Gape, President
                      Nexxus Holdings Ltd.
                      Centreville House
                      3rd Floor
                      Centreville House
                      Collins Avenue
                      P.O. Box CB-12724
                      Nassau, The Bahamas

15.   Entire Agreement

      This Agreement contains the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior Agreements and understanding, whether written or oral, between them with respect to the subject matter hereof.

16.   Amendment

      No amendment of this Agreement shall be effective unless embodied in a written instrument executed by all of the parties.

17.   Waiver of Breach

      The failure of any Party hereto at any time to enforce any of the provision of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions thereof or the right of any Party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the Party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

18.   Binding Effect

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      This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

19.   Governing Law

      This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the Commonwealth of The Bahamas without regard to conflict of laws principles.

20.   Severability

      All of the provisions of this Agreement are intended to be distinct and severable. If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

21.   Assignment

      This Agreement shall be binding on the parties and on their successors and assigns. Except as expressly provided herein, neither Party shall transfer, assign or subcontract any right or obligation hereunder without the prior written consent of the other Party, which consent shall be not unreasonably withheld; provided, however, that consent shall not be required (i) in connection with any assignment to an entity that acquires all or substantially all of a Party's assets, voting stock or business (an "Acquisition"); or (ii) to an Affiliate of a Party.

22.   Heading

      The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement.

23.   Counterparts

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of the other.



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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date set forth above.

SOLUTIONS AMERICA, INC.                       NEXXUS HOLDINGS LTD.


By:                                           By:
   ---------------------------------             -------------------------------
Name:                                         Name:
      ------------------------------               -----------------------------
Title:                                        Title:
      ------------------------------                ----------------------------



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